As filed with the Securities and Exchange Commission
                                on August 8, 1997

                                                  Registration No. 333-
-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       -----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       -----------------------------------

                               ENVOY Corporation
                            -----------------------
             (Exact name of registrant as specified in its charter)

                                   Tennessee
                                ---------------
         (State or other jurisdiction of incorporation or organization)

                                   62-1575729
                                 --------------
                      (I.R.S. employer identification no.)

                               Two Lakeview Place
                         15 Century Boulevard, Suite 600
                           Nashville, Tennessee 38214
                        ---------------------------------
                    (Address of principal executive offices)

                                ENVOY Corporation
                          Employee Stock Purchase Plan
                         ------------------------------
                            (Full title of the plan)

                               Gregory T. Stevens
                       Vice President and General Counsel
                               Two Lakeview Place
                         15 Century Boulevard, Suite 600
                           Nashville, Tennessee 37214
                        ----------------------------------
                     (Name and address of agent for service)

                                 (615) 885-3700
                                ----------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                                                Proposed
                                                        Proposed                 maximum
  Title of securities         Amount to be          Maximum offering       aggregate offering           Amount of
   to be registered            registered          price per share(*)             price              registration fee
     Common Stock           1,000,000 shares            $27.4375               $27,437,500              $8,314.39

* Estimated solely for the purpose of determining the amount of the registration fee. Such estimates have been calculated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, and are based on the average of the high and low price per share of the Registrant's Common Stock as reported on the Nasdaq National Market on August 7, 1997.

                                      Page 1 of __ sequentially numbered pages.
                             Exhibit Index appears on sequential page number 8.

                                     PART II

               Information Required in the Registration Statement

Item 3.           Incorporation of Documents by Reference.

     The following documents filed by ENVOY Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are hereby incorporated by reference as of their respective dates:

     (1)  Annual Report on Form 10-K for the fiscal year ended
December 31, 1996;

     (2) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997;

     (3)  Current Report on Form 8-K, filed June 23, 1997; and

     (4) The description of the Registrant's Common Stock contained in the Registration Statement on Form 10 filed by the Registrant to register the Common Stock under the Exchange Act, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Item 4.           Description of Securities.

     Not applicable.

Item 5.           Interests of Named Experts and Counsel.

     Not applicable.

Item 6.           Indemnification of Directors and Officers.

     The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (a) such person acted in good faith; (b) in the case of conduct in an official capacity
                                                       II-1
     with the corporation, he reasonably believed such conduct was in the corporation's best interests; (c) in all other cases, he reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director officer against reasonable expenses incurred in the proceeding. The TBCA provides that a court of competent jurisdiction, unless the corporation's charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (c) such officer or director breached his duty of care to the corporation.

     The Registrant's Bylaws require the Registrant to indemnify its directors and officers to the fullest extent permitted by law with respect to all liability and loss suffered and expense reasonably incurred by such person in any action, suit or proceeding in which such person was (or is) made (or threatened to be made) a party, or is otherwise involved by reason of the fact that such person is or was a director or officer of the Registrant. The Bylaws further provide that the Registrant is obligated to pay the expenses of the directors and officers incurred in defending the foregoing proceedings if the indemnified party agrees to repay all amounts advanced if it is ultimately determined that such person is not entitled to indemnification.

     In addition, the Registrant's Charter provides that the Registrant's directors shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of any fiduciary duty as a director of the Registrant except to the extent such exemption from liability or limitation thereof is not permitted under the TBCA. Under the TBCA, this provision does not relieve the Registrant's directors from personal liability to Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, to the extent such liability arises from a judgment or other final adjudication establishing (a) any breach of the director's duty of loyalty, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) any unlawful distributions, or (d) receiving any improper personal benefit. Nor does this provision eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Tennessee law. Finally, this provision does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

     The Registrant has entered into indemnification agreements with each of its directors and executive officers. The Registrant believes that its Charter and Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

     The Registrant has in effect an executive liability insurance policy which provides coverage for its directors and officers. Under this policy, the insurer agrees to pay, subject to certain exclusions (including violations of securities laws), for any claim made against a director or officer of the Registrant for a wrongful act by such director or officer, but only if and to the extent such director or officer becomes legally obligated to pay such claim or the Registrant is required to indemnify the director or officer for such claim.

Item 7.           Exemption From Registration Claimed

     Not applicable.

Item 8.           Exhibits

     See Exhibit Index (page II-7).

Item 9.           Undertakings.

         A.       The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 8th day of August, 1997.

                                 ENVOY CORPORATION


                                  By:   /s/ Fred C. Goad, Jr.
                                  ------------------------------------------
                                  Fred C. Goad, Jr.
                                  Co-Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Fred C. Goad, Jr. and Jim D. Kever, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                 Title                                  Date
          ---------                                 -----                                  ----
   /s/ Fred C. Goad, Jr.                                                                August 8, 1997
--------------------------              Co-Chief Executive Officer
Fred C. Goad, Jr.                       and Chairman of the Board
                                        of Directors (Co-Principal
                                        Executive Officer)

   /s/ Jim D. Kever                                                                     August 8, 1997
--------------------------              Co-Chief Executive Officer,
Jim D. Kever                            President and Director (Co-
                                        Principal Executive Officer)


   /s/ Kevin M. McNamara                                                                August 8, 1997
--------------------------              Chief Financial Officer and
Kevin M. McNamara                       Secretary (Principal
                                        Financial and Accounting
                                        Officer)


                                                       II-5

           Signature                                Title                                  Date
          ---------                                 -----                                  ----


   /s/ William E. Ford                  Director                                        August 8, 1997
---------------------------
William E. Ford


   /s/ W. Marvin Gresham                Director                                        August 8, 1997
---------------------------
W. Marvin Gresham


   /s/ Laurence E. Hirsch               Director                                        August 8, 1997
---------------------------
Laurence E. Hirsch


/s/ G. Walter Loewenbaum II             Director                                        August 8, 1997
---------------------------
G. Walter Lowenbaum, II


   /s/ Richard A. McStay                Director                                        August 8, 1997
---------------------------
Richard A. McStay


   /s/ Harlan F. Seymour                Director                                        August 8, 1997
---------------------------
Harlan F. Seymour


                                  EXHIBIT INDEX




                                                                                              Sequentially
Exhibit No.                                  Description                                     Numbered Pages
----------                                   -----------                                     --------------
    4.1                          Article IV of Registrant's Charter, as
                                 amended(1)

    4.2                          Shareholder Rights Plan (2)

    4.3                          Series B Convertible Preferred Stock Purchase
                                 Agreement among Registrant, General Atlantic
                                 Partners 25, L.P., GAP Coinvestment Partners,
                                 L.P. and First Union Capital Partners, Inc. dated
                                 November 30, 1995 (3)

    4.4                          Registration Rights Agreement dated March 6,
                                 1996 by and among Registrant, General Atlantic
                                 Partners 25, L.P., GAP Coinvestment Partners,
                                 L.P. and First Union Capital Partners, Inc. (4)

    4.5                          Securities Purchase Agreement dated March 6,
                                 1996 by and among Registrant and the
                                 Purchasers set forth on the signature pages thereto (4)

    4.6                          Registration Rights Agreement dated March 6,
                                 1996 by and among Registrant and the
                                 Purchasers set forth on the signature pages thereto (4)

      5                          Opinion of Bass, Berry & Sims PLC

    23.1                         Consent of Ernst & Young LLP

    23.2                         Consent of Deloitte & Touche LLP

______________________________________

     (1) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.
     (2) Incorporated by reference to the Registrant's Form 10, as amended No. 0-25062.
     (3) Incorporated by reference to the Registrant's Current Report on Form 8-K filed December 7, 1995.
     (4) Incorporated by reference to the Registrant's Current Report on Form 8-K filed March 21, 1996.

                                                       II-7